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                                                                    EXHIBIT 24.2


                             SECRETARY'S CERTIFICATE


     I, Jerry K. Mueller, Jr., certify that I am the duly elected, qualified and acting Secretary of Neoprobe Corporation, a Delaware corporation (the "Corporation"), that I am authorized and empowered to execute this Certificate on behalf of the Corporation with respect to the Registration Statement on Form S-8 and further certify that the following is a true, complete and correct copy of a resolution adopted by the Board of Directors of the Corporation on January 23, 1997, which resolution remains in full force and effect as of the date of this certificate:

                           RESOLVED, that each representative, officer or
                  director who may be required to execute the Registration Statement and any amendment thereof be, and each of them hereby is, authorized to execute a Power of Attorney appointing John L. Ridihalgh and David C. Bupp as his true and lawful attorney and agent to execute in his name, place and stead (in any capacity) the Registration Statement on Form S-8 pertaining to the Restricted Stock Purchase Agreement, as amended, between the Company and Dr. Bianchine, and any amendments thereto, and all instruments necessary or in connection therewith, and to file the same with the Commission, each of which attorney and agent shall have the power to do and perform in the name of and on behalf of each said representative, officer and director, or both, as the case may be, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as such representative, officer or director might or could do in person.

     IN WITNESS WHEREOF, I have hereunto set my hand as of January 23, 1997.



                                          /s/   Jerry K. Mueller, Jr.
                                          --------------------------------------
                                                Jerry K. Mueller, Jr., Secretary


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